SUB-ITEM 77I

MFS Global Growth Fund (the "Fund"), a series of MFS Series Trust VIII (the "Trust"), established a new class of shares, Class R5 Shares, as described in the Fund's prospectus contained in Post-Effective Amendment No. 37 to the Registration Statement of the Trust (File Nos. 33-37972 and 811-5262), as filed with the Securities and Exchange Commission via EDGAR on February 27, 2013, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.